UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-19598	47-0751545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in the Company’s Current Report on Form 8-K filed by infoGROUP Inc. (the “Company”) on December 11, 2008, the Company appointed Thomas Oberdorf as Chief Financial Officer of the Company effective December 5, 2008.
In connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Oberdorf on December 23, 2008. The Agreement provides for an annual base salary of $425,000 per year, a one-time sign-on bonus of $100,000 and the opportunity for annual cash incentives based upon achievement of individual and objective Company performance criteria. Mr. Oberdorf may also be entitled to other long-term incentives which may be awarded from time to time. Mr. Oberdorf’s agreement includes a right to receive severance payments under certain conditions. As part of the agreement, Mr. Oberdorf has agreed to post-employment non-competition and non-solicitation obligations. There are no family relationships between Mr. Oberdorf and any of the Company’s directors or executive officers.
A copy of Mr. Oberdorf’s employment agreement is attached as Exhibit 10.1, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between infoGROUP Inc. and Thomas Oberdorf, dated December 23, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoGROUP Inc.
By:	/s/ John H. Longwell
John H. Longwell
Secretary
Date: December 31, 2008